Exhibit 5.2
May 24, 2007
Invacare Corporation
One Invacare Way
P.O. Box 4028
Elyria, Ohio 44036

Re:	Invacare Corporation 135,000,000 4.125% Convertible Senior Subordinated Debentures due 2027
Ladies and Gentlemen:
     We are serving as special counsel to Invacare Corporation, an Ohio corporation (the “Company”), and the subsidiaries of the Company named in Schedule I hereto (collectively, the “Guarantors”) for the limited purpose of delivering this opinion as to specified matters of New York law in connection with the Registration Statement on Form S-3 and Amendment No. 1 thereto (collectively, the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) $135,000,000 in aggregate principal amount of the Company’s 4.125% Convertible Senior Subordinated Debentures due 2027 (the “Debentures”) and (ii) the guarantees of the Debentures executed by the Guarantors (the “Guarantees”). The Debentures and the Guarantees were issued pursuant to that certain Indenture, dated as of February 12, 2007 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.
     The Indenture, the form of the Debentures attached thereto and the Guarantees are referred to collectively as the “Transaction Documents.” As used herein, the term “Transaction Documents” means and refers only to the documents described in the foregoing sentence, and shall not include any other documents, contracts or matters referred to or described in the Transaction Documents.
     Based upon, and subject to, the various assumptions and qualifications set forth herein, we are of the opinion, as of the date hereof, that:

May 24, 2007

1.	The Debentures constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and they are entitled to the benefits of the Indenture.
2.	The Guarantees constitute the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions are subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance provisions under applicable laws, and (ii) equitable, constitutional and public policy limitations (regardless of whether considered in a proceeding in equity or at law). Additionally, we express no opinion with respect to any provisions of the Transaction Documents that purport to: (i) create a right on the part of any Person to collect any payment to the extent that such payment constitutes a penalty, forfeiture, late payment charge or interest on interest; (ii) release or waive any stay, extension or usury laws, any right to subrogation or contribution or any remedies (or the delay or omission of enforcement thereof); (iii) disclaim or limit liability with respect to third parties or legal or equitable rights; (iv) discharge or waive defenses or provide for liquidated damages; or (v) release, exculpate, or exempt a party from, or require indemnification or contribution for, liability for its own action or inaction, or for violations of applicable securities laws.
     For the purpose of rendering the foregoing opinions, we have examined copies of the Registration Statement (but not any exhibits or schedules attached thereto) and the Transaction Documents, each identified to our satisfaction, and the opinion of Calfee, Halter & Griswold LLP, counsel to the Company, dated the date hereof, and filed as Exhibit 5.1 to the Registration Statement (the “Calfee Opinion”). Other than our review of the foregoing documents, we have not reviewed any other documents or made any independent investigation whatsoever for the purposes of rendering this opinion, and we make no representation as to the scope or sufficiency of our document review for your purposes. With your permission, our opinions are qualified in all respects by the scope of such document examination.
     In rendering the foregoing opinions, we have made such examination of laws as we have deemed relevant for the purposes hereof. We did not participate in any aspect of the negotiation, documentation or consummation of the transactions underlying or contemplated by, or entered into concurrently with, the Transaction Documents. Accordingly, we have assumed and relied, without independent investigation, upon inter alia, (i) the truth, accuracy and completeness, as of the date hereof, of the Registration Statement, and the due formation, existence and good standing of the Company and each Guarantor, (ii) the due authorization, execution and valid delivery of the Transaction Documents by the respective parties thereto, including the Company and each Guarantor, (iii) the legality, validity and binding effect of the Indenture with respect to the Trustee, (iv) the authentication of the Debentures by the Trustee in the manner provided in the Indenture, and the delivery of same against payment of the purchase price therefor, (v) that any action taken by the Trustee in connection with the performance or enforcement of the

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Indenture will be lawful, commercially reasonable and taken in good faith and that the Trustee will perform its obligations, or seek to enforce its rights, under the Transaction Documents only in circumstances and in a manner in which it is equitable and commercially reasonable to do so and otherwise in accordance with applicable law, (vi) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as reproduced copies, and the authenticity of all such latter documents, (vii) the accuracy of the matters addressed in the Calfee Opinion, (viii) that the Registration Statement shall have become effective under the Securities Act, (ix) that the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to engage in the activities contemplated by the Indenture, (c) is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and (d) has the requisite organizational and legal power and authority to perform its obligations under the Indenture, and (x) the Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.
     We express no opinion with respect to compliance by the Company or any other party with the disclosure, anti-fraud, registration or other requirements of any federal or state securities laws, including, without limitation, the New York “blue sky” laws, or the effect of any non-compliance with such requirements on the enforceability of any Transaction Document.
     We express no opinion herein as to any of the transactions underlying or contemplated by the Registration Statement or the Transaction Documents. Without limiting the generality of the foregoing, we express no opinion with respect to the financial terms of those transactions, the fairness of those terms to any person or entity, or the satisfaction of any fiduciary duties that may exist.
     We express no opinion as to the law of any jurisdiction other than the law of the State of New York.
     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.
     This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by

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implication or otherwise, as to any other matters related to the Company, the Guarantors, the selling security holders or the Debentures.
Very truly yours,
/s/ Harter Secrest & Emery LLP

May 24, 2007

Schedule I
Adaptive Switch Laboratories, Inc.
Altimate Medical, Inc.
Champion Manufacturing Inc.
Freedom Designs, Inc.
Garden City Medical Inc.
Healthtech Products, Inc.
The Helixx Group, Inc.
Invacare Canadian Holdings, Inc.
Invacare Credit Corporation
Invacare Florida Corporation
Invacare Florida Holdings, LLC
Invacare Holdings, LLC
Invacare International Corporation
Invacare Supply Group, Inc.
Kuschall, Inc.
Medbloc, Inc.
The Aftermarket Group, Inc.